Exhibit 99.1

FOR IMMEDIATE RELEASE

Porch Group Announces Two Strategic Acquisitions to Accelerate Its InsurTech Ambitions Across the U.S.

Executed Definitive Agreement to Acquire CSE Insurance, Expanding Porch’s InsurTech Business into California, Auto, and Umbrella, With an Expected Close in Q2 2022

Acquired American Home Protect, Making Strategic Expansion into the Home Warranty Market

Increases Full Year 2021 Revenue Guidance from $184 million to $187.5 million, Representing Approximately 159% Year-over-Year Growth

Total Annualized Revenue Impact Expected to be $40 million of High Margin Recurring Revenue with Migration to Capital Light Insurance Operating Model; Total Combined Purchase Price of Approximately $93 million

SEATTLE, September 9, 2021 -- Porch Group, Inc. (“Porch” or “the Company”) (NASDAQ: PRCH), a leading vertical software and InsurTech company reinventing the home services industry, today announced two strategic acquisitions to help it further protect homes across the U.S., advancing its full-stack insurance presence and entering the home warranty market.

CSE Insurance (CSE) Acquisition

Porch and Covéa have executed a definitive agreement for Porch to acquire CSE. The closing is subject to customary closing conditions, including approval of the California Department of Insurance. The transaction is expected to close in the second quarter of 2022.

CSE is a California-based personal lines insurer focused on property and auto. CSE has a 71-year history and a management team put in place over the last two years with significant home and auto experience in the state of California. CSE operates in six states, including its primary focus of California, as well as Arizona, Nevada and Utah and is licensed in an additional 6 states.

CSE Strategic Rationale

•	Grows Porch’s geographic footprint. The CSE acquisition will accelerate Porch’s goal of expanding the number of the states where it operates as a full-stack managing general agency and carrier and provides an entrance into the California market. CSE will bring to Porch significant historical performance data as well as market experience in California, which is the largest homeowners’ insurance market in the US.
•	Acceleration of product expansion. CSE will bring new insurance products in auto and umbrella thereby expanding the total addressable insurance opportunity for Porch. These additional products will help Porch to provide competitive bundled insurance products across the country to attract and retain customers.
•	Collaboration with Homeowners of America. CSE and Porch’s Homeowners of America (HOA) are complementary and together can generate cost savings at scale in reinsurance, better management of claims and servicing, and other shared learnings and efficiencies. As an important example, Porch expects to work with CSE to move its operating model to the same capital light and ceding-centric approach it uses with HOA.

•	Deepens leadership and insurance industry bench. CSE’s experienced industry veterans will be an important addition to the Porch team given their extensive experience in the insurance industry and operating in the California market. CSE’s leadership team has produced transformative changes for CSE during their tenure and have the business well positioned for the future.
•	Synergies from the Porch Platform. Porch has consistently demonstrated its ability to accelerate the growth and margin profile of acquired companies. In the case of CSE, Porch expects to provide substantial consumer demand through its unique and early access to homebuyers, unique home data to more accurately assess risk and pricing of insurance, consumer value proposition improvements such as handyman services at cost, and technology expertise to accelerate growth.

“CSE has made significant progress over the last two years to become a strong business led by a proven team with specialized insurance expertise in California,” said Matt Ehrlichman, Porch founder, Chairman and CEO. “This acquisition not only accelerates the pace of geographic expansion of our managing general agent and carrier but also provides new insurance products such as auto and umbrella, which enables us to provide affordable bundled insurance solutions for consumers. We are excited about how Porch’s unique capabilities can continue to drive growth in our InsurTech business.”

American Home Protect (AHP) Acquisition

Porch also signed and closed its acquisition of AHP today. Based in Plano, Texas, AHP is a provider of whole home warranty policies across the U.S. AHP utilizes a direct-to-consumer model to acquire customers for their multi-year warranty plans.

AHP Strategic Rationale

•	AHP provides an additional stream of subscription-based revenue. Warranty, like insurance, provides an additional predictable, recurring revenue stream. AHP’s three-year contracts offer increased visibility into revenue while providing a base for growth.
•	AHP is a scaled provider to enter the warranty market. AHP currently provides home warranty policies in 45 states and is in the process of obtaining licenses in an additional four states. Experienced marketing, sales and claims handling teams are in place that we believe will allow it to leverage the Porch ecosystem to further grow AHP.
•	Strong leadership with deep expertise. Key leaders are in place with a robust team that is positioned to ramp growth under Porch. AHP’s product development and marketing experience capabilities are well suited to enhance the current offering.
•	Significant expansion opportunity with the Porch ecosystem. Ability to uniquely access homebuyers early is expected to provide AHP a way to acquire high-intent consumers at a lower cost. Porch will be able to improve the AHP value proposition by including a variety of handyman services as part of the core warranty offering, creating competitive differentiation. Insurance customers of Porch will have the ability to protect their home including a warranty. Finally, as Porch leverages its unique insights about properties including make and model of appliances, Porch expects to more effectively price warranties, driving growth and margin advantages.

“Our acquisition of AHP enables Porch to help more fully protect one’s home,” said Matt Ehrlichman, Porch founder, Chairman and CEO. “Offering both insurance and warranty can help Porch ensure our customers’ largest investment, their home, is well cared for. We are impressed with the core capabilities AHP has built in a relatively short period of time and are confident that as part of Porch, given our unique demand and data, we will be well positioned for growth.”

CSE and AHP Transaction Highlights and Financial Impact

Porch is acquiring CSE for $48.6 million of cash at closing which equates to a 1.9x revenue multiple after the conversion to a capital light insurance operating model and a 0.6x multiple of 12/31/2020 statutory capital and surplus. Thus, CSE is expected to be immediately accretive to Porch’s balance sheet at close. The purchase price for AHP was $38.6 million upfront, $3 million of deferred cash consideration held back to be paid in 24 months, and a $4.25 million transaction expense to key employees.

CSE is expected to close in Q2 2022. After migrating CSE to a more capital-light insurance model, which Porch hopes to achieve by close, CSE is expected to generate $25 million in revenue on an annualized basis from its $130 million of gross written premium. AHP’s trailing twelve-month GAAP revenue is approximately $12 million, and like CSE is recurring. Together, the businesses are expected to add approximately $40 million of annualized revenue, representing a 2.4x revenue multiple paid. Given the time to close for CSE due to regulatory approval requirement, Porch anticipates an impact to its 2022 revenue from both businesses of approximately $30 million, with both businesses expected to operate at approximately breakeven in 2022.

Porch CFO Marty Heimbigner said: “Porch’s business model, further bolstered by our entry into the home warranty market, produces consistent recurring revenues delivered by a subscription model with highly predictable growth. Over time, we believe we will be able to accelerate the revenue growth of CSE and AHP and leverage their fundamental advantages to deliver strong margins, aligned with Porch’s long-term targets.”

Updated 2021 Financial Outlook

Porch is raising its revenue outlook from $184 million to $187.5 million, representing approximately 159% year-over-year revenue growth. The vast majority of Porch’s revenue is recurring, with the Company continuing to expect approximately 90% of 2021 revenues from its vertical software solutions (25% from B2B software and service subscription fees and approximately 65% from corresponding move-related transaction revenues which includes insurance and now warranty), and approximately 10% of revenues from post-move services. The Company recently reiterated full-year 2021 guidance for revenue less cost of revenue of approximately 72% and contribution margin of approximately 40% which remains intact. AHP operated at negative $2.5 million Adjusted EBITDA in 2020 and as such, Porch is tightening its Adjusted EBITDA margin guidance range to -14% to -16% from -13% to -16% to account for incremental loss from this acquisition during the balance of 2021. The Company anticipates providing incremental disclosure of its Vertical Software (SaaS + transaction) and Insurance (carrier, agency & warranty) segments beginning in Q3.

Advisors

Sidley Austin LLP served as legal advisor to Porch on CSE and Davis & Gilbert LLP served as legal advisor to Porch on AHP. Debevoise & Plimpton served as legal advisor and Greenhill & Co serviced as financial advisor to Covea. Stonybrook Capital served as financial advisor to CSE. Locke Lord LLP served as legal advisor and STS Capital Partners served as financial advisor to AHP.

Conference Call and Webcast Information

Porch management will host a conference call and webinar to discuss these transactions and its business update today, September 9, 2021, at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). The presentation will be accompanied by a slide presentation available on the Investor Relations section of the Company’s website. A question-and-answer session will follow management’s prepared remarks.

All are invited to listen to the event by registering for the webinar here.

To access the webinar by telephone, please see below:

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Or join by phone:

Dial (for higher quality, dial a number based on your current location):

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Webinar ID: 821 2374 8179

International numbers available here.

If you have any difficulty connecting with the conference call or webcast, please contact Porch’s investor relations team at (949) 574-3860 or PRCH@gatewayir.com.

A replay of the webinar will also be available in the Investors section of Porch’s corporate website.

About Porch Group

Seattle-based Porch Group, the vertical software platform for the home, provides software and services to more than 17,000 home services companies such as home inspectors, moving companies, real estate agencies, utility companies, and warranty companies. Through these relationships and its multiple brands, Porch provides a moving concierge service to homebuyers, helping them save time and make better decisions on critical services, including insurance, moving, security, TV/internet, home repair and improvement, and more. To learn more about Porch, visit porchgroup.com or porch.com.

Forward-Looking Statements

Certain statements in this release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Porch’s future financial or operating performance. For example, projections of future revenue, contribution margin, Adjusted EBITDA and other metrics, business strategy and plans, and anticipated impacts from pending or completed acquisitions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Porch and its management at the time they are made, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the ability to recognize the anticipated benefits of Porch’s December 2020 business combination (the “Merger”) with PropTech Acquisition Corporation (“PropTech”), which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably, maintain key commercial relationships and retain its management and key employees; (2) expansion plans and opportunities, including completed, future and pending acquisitions, including the acquisition of CSE and integration of AHP, or additional business combinations; (3) costs related to the Merger and being a public company; (4) litigation, complaints, and/or adverse publicity; (5) the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability; (6) privacy and data protection laws, privacy or data breaches, or the loss of data; (7) the impact of the COVID-19 pandemic and its effect on the business and financial conditions of Porch; and (8) other risks and uncertainties described in Porch’s most recent annual report on Form 10-K/A and subsequent reports such as Porch’s quarterly report on Form 10-Q for the quarter ended June 30, 2021, filed with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov.

Nothing in this release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date of this release. Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this release. Porch does not undertake any duty to update these forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law.

Non-GAAP Financial Measures
Some of the financial information and data contained in this press release, such as Adjusted EBITDA, Adjusted EBITDA margin and contribution margin, has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Porch defines Adjusted EBITDA as net income (loss) adjusted for interest expense, net, income taxes, other expenses, net, depreciation and amortization, certain non-cash long-lived asset impairment charges, stock-based compensation expense and acquisition-related impacts, including compensation to the sellers that requires future service, amortization of intangible assets, gains (losses) recognized on changes in the value of contingent consideration arrangements, if any, gain or loss on divestitures and certain transaction costs. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of total revenue. Contribution margin is defined as revenue less all variable expenses, including cost of revenue, market, and sales.

Porch is not providing reconciliations of expected Adjusted EBITDA margin or contribution margin for future periods to the most directly comparable measures prepared in accordance with GAAP because Porch is unable to provide these reconciliations without unreasonable effort because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of Porch’s control.

Porch uses these non-GAAP measures to compare Porch’s performance to that of prior periods for budgeting and planning purposes. Porch believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Porch’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Porch's method of determining these non-GAAP measures may be different from other companies' methods and, therefore, may not be comparable to those used by other companies and Porch does not recommend the sole use of these non-GAAP measures to assess its financial performance. You should not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Porch’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures.

Investor Relations Contacts:
Walter Ruddy, Head of Investor Relations & Treasury
Porch Group
(206) 715-2369
WalterRuddy@porch.com

Cody Slach/Matt Glover/Alex Thompson

Gateway Group, Inc.

(949) 574-3860

PRCH@gatewayir.com

Porch Press contact:
Jordan Schmidt
Gateway Group, Inc.
(949) 386-6332
PRCH@gatewayir.com